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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 27, 2006, pertaining to the Jersey 2002 Stock Incentive Plan and the 2006 Incentive Award Plan of WNS (Holdings) Limited of our report dated December 1, 2005, with respect to the consolidated financial statements of Trinity Partners Inc. as of and for the year ended March 31, 2005 included in the Registration Statement (Form F-1 No. 333-135590) and related Prospectus of WNS (Holdings) Limited.



                                                      Ernst & Young


Mumbai, India
July 27, 2006